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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              December 15, 1995


                         CHARTER ONE FINANCIAL, INC.
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            (Exact name of Registrant as specified in its Charter)


          Delaware                   0-16311              34-1567092
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          (State or other            (Commission File     (IRS Employer
           jurisdiction of            Number)              Identification
           incorporation)                                  Number)


          1215 Superior Avenue, Cleveland, Ohio                        44114
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(Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (216) 566-5300
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                                     N/A
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            (Former name of former address, if changed since last report)

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Item 5.  Other Events

     On December 14, 1995, the Registrant's wholly owned subsidiary, Charter One Bank, F.S.B. ("COB") entered into a Branch Purchase Agreement with First Nationwide Bank, a federal savings bank ("First Nationwide") for COB to purchase 21 branch offices from First Nationwide (the "Branch Purchase Transaction"). Included in the purchase are approximately $765 million of deposits. COB agreed to pay 7.18% of the deposits and the net book value for the fixed assets. The Branch Purchase Transaction is subject to i) the typical representation, warranties and covenants contained in branch purchase agreements and ii) the Office of Thrift Supervision's approval. The transaction is expected to close in the second quarter of 1996.

     For information regarding the terms of the Branch Purchase Transaction, reference is made to Registrant's press release dated December 15, 1995, and the Branch Purchase Agreement which are attached hereto as Exhibits 2.1 and 28.1, respectively, and incorporated by reference.

Item 7.  Exhibits

     The following exhibits are filed as a part of this Report.

     Exhibit
           2.1 Press Release dated December 15, 1995
          28.1 Branch Purchase Agreement dated December 14, 1995

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                     CHARTER ONE FINANCIAL, INC.

                                     By:/s/ Robert J. Vana
                                        _______________________
                                        Robert J. Vana
                                        Chief Corporate Counsel
                                        and Secretary

Date:  December 27, 1995